EXHIBIT 99.1

FLIPSIDE DIGITAL CONTENT COMPANY INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

December 31, 2025 and 2024

1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Flipside Digital Content Company, Inc.

Opinion

We have audited the accompanying financial statements of Flipside Digital Content Company, Inc. (a Philippine company, the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audits of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

Newport Beach, California

August 14, 2026

2

FLIPSIDE DIGITAL CONTENT COMPANY INC.

BALANCE SHEETS

	December 31,
	2025	2024

ASSETS
Current assets:
Cash	$48,916	$14,201
Accounts receivable, net	349,789	155,115
Due from related parties	810,233	898,664
Prepaid expenses and other current assets	22,622	1,719
Total current assets	1,231,560	1,069,699
Property and equipment, net	204,685	238,793
Right of use asset	246,656	354,408
Other non-current assets	69,220	109,687
Total assets	$1,752,121	$1,772,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$119,875	$161,169
Due to related party	-	27,660
Current portion of loans payable	741,917	302,608
Current portion of right of use liability	129,868	234,774
Total current liabilities	991,660	726,211
Right of use liability	101,132	93,393
Long-term loans payable	65,004	105,460
Retirement benefit obligation	283,392	266,510
Total liabilities	1,441,188	1,191,574

Commitments and contingencies (Note 12)

Stockholders' equity:
Common stock	215,054	215,054
Retained earnings	149,865	383,836
Accumulated other comprehensive income	(53,986)	(17,877)
Total stockholders' equity	310,933	581,013
Total liabilities and stockholders' equity	$1,752,121	$1,772,587

The accompanying notes are an integral part of these financial statements.

3

FLIPSIDE DIGITAL CONTENT COMPANY INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2025	2024
Net revenues	$2,477,589	$2,488,820
Cost of revenue	1,641,242	1,439,971
Gross income	836,347	1,048,849

Operating expenses:
Selling, general and administrative	796,606	867,675
Total operating expenses	796,606	867,675

Income from operations	39,741	181,174

Other income (expense):
Interest expense	(163,603)	(89,745)
Gain on property and equipment	4,733	-
Foreign exchange gain (loss)	(16,935)	(20,682)
Other income	66	213
Total other income (expense), net	(175,739)	(110,214)

(Loss) income before provision for income taxes	(135,998)	70,960
Provision for income taxes	38,779	51,962
Net (loss) income	(174,777)	18,998

Other comprehensive (loss) income:
Foreign currency translation adjustment	(36,109)	16,574
Comprehensive (loss) income	$(210,886)	$35,572

The accompanying notes are an integral part of these financial statements.

4

FLIPSIDE DIGITAL CONTENT COMPANY INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Accumulated
				Other	Total
	Common Stock		Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Deficit	Income	Equity

Balance at December 31, 2023	10,000,000	$215,054	$364,838	$(34,451)	$545,441
Other comprehensive loss	-	-	-	16,574	16,574
Net loss	-	-	18,998	-	18,998
Balance at December 31, 2024	10,000,000	215,054	383,836	(17,877)	581,013
Dividends declared	-	-	(59,194)	-	(59,194)
Other comprehensive loss	-	-	-	(36,109)	(36,109)
Net loss	-	-	(174,777)	-	(174,777)
Balance at December 31, 2025	10,000,000	$215,054	$149,865	$(53,986)	$310,933

The accompanying notes are an integral part of these financial statements.

5

FLIPSIDE DIGITAL CONTENT COMPANY INC.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(174,777)	$18,998
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	33,372	38,050
Amortization of right of use asset	104,330	84,336
Bad debt expense	16,108	13,776
Gain on sale of property and equipment	(4,733)	-
Reserve on input value added tax	-	19,205
Deferred income taxes	(2,908)	(255)
Changes in operating assets and liabilities:
Accounts receivable, net	(217,712)	164,247
Prepaid expenses and other assets	(21,397)	(55,109)
Other non-current assets	14,120	23,236
Accounts payable and accrued expenses	(39,562)	15,037
Operating lease liabilities	(97,004)	(73,378)
Retirement benefit obligation	21,637	20,621
Net cash (used in) provided by operating activities	(368,526)	268,764
Cash flows from investing activities:
Sale of property and equipment	10,092	-
Purchase of property and equipment	(7,628)	(44,055)
Net collections from (advances to) officers	47,813	(781,782)
Net cash provided by (used in ) investing activities	50,277	(825,837)
Cash flows from financing activities:
Proceeds from borrowings	848,618	474,900
Repayment of loans payable	(434,165)	(103,104)
Payment of dividends	(60,514)	-
Net cash provided by financing activities	353,939	371,796
Net change in cash and cash equivalents	35,690	(185,277)
Effect of exchange rate on cash	(975)	23,942
Cash at beginning of year	14,201	175,536
Cash at end of year	$48,916	$14,201

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$41,033	$79,814
Cash paid for interest	$158,888	$89,745

Supplemental disclosure of non-cash investing and financing activities:
Right of use asset and liability	$-	$283,033

The accompanying notes are an integral part of these financial statements.

6

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Flipside Digital Content Company Inc. (the “Company”) is engaged in the business of providing data curation, annotation, and validation services for artificial intelligence (“AI”) systems, including 2D and 3D annotation, LiDAR and sensor fusion annotation, video and temporal annotation, Vision-Language-Action (“VLA”) captioning and reasoning, and data collection. The Company’s customers consist principally of AI companies operating in the autonomous driving, robotics, and geospatial sectors.

The Company is incorporated and domiciled in the Republic of the Philippines, where its principal place of business is located, and is registered with the Philippine Economic Zone Authority (“PEZA”)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the retirement benefit obligation and the useful lives of property and equipment. Actual results could differ from those estimates.

Functional and Presentation Currency

The functional currency of the Company is the Philippine Peso (“PHP”). The financial statements are presented in U.S. Dollars (“USD”), which is the Company’s presentation currency. Assets and liabilities are translated into USD at the exchange rates prevailing at the balance sheet date; revenues and expenses are translated at the weighted-average exchange rates for the period; and equity accounts are translated at historical rates. The resulting translation adjustments are recognized as a separate component of accumulated other comprehensive income within stockholders’ equity. Foreign currency transaction gains and losses arising on the settlement and remeasurement of monetary assets and liabilities denominated in currencies other than the functional currency are recognized in the statement of operations.

Cash

Cash consists of cash on hand and cash held in demand deposit accounts with financial institutions. The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and 2024.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are stated at amounts due from customers, net of an allowance for expected credit losses. The Company adopted Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments – Credit Losses, and estimates expected credit losses on receivables based on historical loss experience, current conditions, and reasonable and supportable forecasts of future economic conditions. Receivables are written off when management determines collection is not probable.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ten years for computer and related equipment, three to five years for office and transportation equipment, five years for furniture and fixtures, and the shorter of the estimated useful life or the lease term for leasehold improvements. Costs of maintenance and repairs that do not extend the useful life of the asset are charged to expense as incurred. Gains and losses on disposals are included in the statement of operations.

7

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment and right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment exist, recoverability is measured by comparing the carrying amount to the undiscounted future cash flows expected to be generated by the asset. An impairment loss is recognized to the extent the carrying amount exceeds the fair value of the asset. No impairment losses were recognized during the years ended December 31, 2025 and 2024.

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether an arrangement is a lease at inception. Right-of-use (“ROU”) assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on information available at the commencement date to determine the present value of lease payments. Operating lease cost is recognized on a straight-line basis over the lease term. The Company has elected the practical expedient not to separate lease and non-lease components for all classes of underlying assets, and not to recognize ROU assets and lease liabilities for short-term leases with a term of twelve months or less.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company’s revenues are principally derived from the provision of data curation, annotation, and validation services delivered to AI-company customers under full-time equivalent (“FTE”) hourly billing arrangements, project- or volume-based contracts, and long-term engagements. Revenue is generally recognized over time as the services are performed, as the customer simultaneously receives and consumes the benefits of the services rendered. The Company’s service contracts are denominated in U.S. Dollars and, to a lesser extent, Euros and British Pounds, while the substantial majority of the Company’s operating costs are incurred in Philippine Pesos.

Substantially all revenue was recognized over time as services were performed, and the Company had no material contract assets or contract liabilities as of December 31, 2025 and 2024.

Cost of Revenue

Cost of revenue primarily consists of costs directly attributable to providing the Company's services, including personnel-related costs and other direct operating expenses incurred in delivering services to customers.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effect of an uncertain tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. As of December 31, 2025 and 2024, the Company had no material uncertain tax positions.

Retirement Benefits

The Company maintains an unfunded non-contributory defined benefit retirement plan covering substantially all of its regular employees, in accordance with the provisions of Republic Act No. 7641 of the Philippines. The Company accounts for the plan in accordance with ASC Topic 715, Compensation – Retirement Benefits. The year-over-year change in the obligation, reflecting changes in compensation, service, and the Company's attrition experience, is recognized as retirement expense in the period in which it occurs.

8

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash held with financial institutions and trade accounts receivable. The Company maintains cash balances with local banks in the Philippines and is exposed to credit risk to the extent that such balances exceed limits insured by the Philippine Deposit Insurance Corporation. Concentrations of credit risk with respect to trade receivables arise from the Company’s customer base, which is composed primarily of AI-company customers and reflects significant customer concentration. The Company monitors the creditworthiness of its customers and maintains an allowance for expected credit losses in accordance with ASC Topic 326. Refer to Note 12 for further information regarding concentrations of credit risk and major customers.

Recent Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that any such pronouncements, whether adopted or pending adoption, will have a material impact on the Company’s financial position, results of operations, or cash flows.

3. GOING CONCERN

The accompanying financial statements have been prepared on the going concern basis of accounting.

In accordance with ASC 205-40, management has evaluated whether conditions and events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are available to be issued. Total borrowings of $806,921 include $741,917 that are classified as current, with no committed facility or written commitment to extend or renew. The amounts due from related parties of $810,233 are outstanding without stated repayment terms. The related party balance outstanding was subsequently restructured as part of the acquisition disclosed in Note 14. The Company incurred a net loss of $174,777 for the year ended December 31, 2025 and had negative cash flow. Effective April 1, 2026 the Company became an indirect wholly-owned subsidiary of Nexscient, Inc., whose historical financial statements include a going concern disclosure, indicating substantial doubt.

Management’s plans include applying operating cash flow to the servicing and repayment of the borrowings, pursuing their renewal or refinancing, adjusting the Company’s predominantly variable cost structure as volumes require, pursuing receipt of the remaining portion of the capital infusion committed by the Company’s parent group, and expanding the customer base. Certain of those plans depend on the agreement of parties other than the Company, and management has not, as of the date these financial statements are available to be issued, obtained the commitments that would allow it to determine that the plans are probable of mitigating the conditions described above.

Accordingly, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are available to be issued. The financial statements do not include any adjustments to the carrying amounts or classification of assets and liabilities that might result from the outcome of this uncertainty.

9

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31,
	2025	2024
Leasehold and improvement	$53,406	$53,406
Furniture and fixtures	60,439	60,439
Office equipment	286,085	278,635
Transportation equipment	92,995	128,529
	492,925	521,009
Less: Accumulated depreciation	(288,240)	(282,216)
Property and equipment, net	$204,685	$238,793

Depreciation expense was $33,372 and $38,050 for the years ended December 31, 2025 and 2024, respectively. During 2025, the Company sold transportation equipment with a net book value of $5,922, recognizing a gain on disposal of $4,733 included in other income.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	December 31,
	2025	2024
Trade payable	$68,698	$80,452
Accrued expenses	6,301	35,975
Accrued interest expense	4,715	-
Tax and government agency payable	21,407	22,935
Other	18,754	21,807
Accounts payable and accrued expenses	$119,875	$161,169

10

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

6. LOANS PAYABLE

Loans payable consist of borrowings from local financial institutions and individual lenders, denominated principally in Philippine Pesos with certain facilities denominated in U.S. Dollars, bearing interest at prevailing market rates. The loans payable for the years ended December 31, 2025 and 2024 was as follows:

Lender	Nature / Facility	Rate per annum	Maturity	December 31, 2025	December 31, 2024
Banks and Financing Companies
China Banking Corp.	Term Loan	9.0%	Jan-2026	44,650	-
China Banking Corp.	Auto Loan (2023 Subaru Evoltis)	10.8%	Mar-2026	1,518	19,022
First Circle	Unsecured Business Loan – Nov 2025	22.9%	May-2026	160,375	-
First Circle	Unsecured Business Loan – Aug 2025	21.9%	Aug-2027	65,004	-
First Circle	Unsecured Business Loan – May 2025	15.5%	Apr-2026	17,784	-
First Circle	Unsecured Business Loan – Dec 2024	15.5%	Nov-2025	-	70,834
First Circle	Unsecured Business Loan – Oct 2024	15.7%	Sep-2025	-	30,108
First Circle	Unsecured Business Loan – Jun 2024	15.5%	Jun-2025	-	23,085
Esquire Financing Inc.	Unsecured Business Loan – Oct 2025	16.5%	Oct-2026	42,524	-
Esquire Financing Inc.	Unsecured Business Loan – Apr 2025	16.5%	Apr-2026	8,505	-
Esquire Financing Inc.	Unsecured Business Loan – Jan 2025	16.5%	Jan-2026	709	-
Esquire Financing Inc.	Unsecured Business Loan – Oct 2024	16.5%	Nov-2025	-	30,253
Pouch Finance	Business Loan – Dec 2024	14.0%	Nov-2025	-	17,288
Individual and Related Party Lenders
Berwynson	Term Loan – Feb 2025 (USD-denominated)	15.0%	Feb-2026	97,908	-
Berwynson	Term Loan – Sep 2025	15.0%	Sep-2026	28,967	-
Berwynson	Term Loan – Dec 2025	15.0%	Nov-2026	49,814	-
Jaime Fanlo	Interest-Only Bullet Loan	12.5%	Oct-2026	85,048	-
Quesang	Interest-Only Bullet Loan – 1st loan	16.0%	Feb-2026	42,524	43,219
Quesang	Interest-Only Bullet Loan – 2nd loan	16.0%	Mar-2026	42,524	43,219
Michael De Jesus	Interest-Only Bullet Loan – 1st loan	10.0%	Oct-2026	51,029	51,863
Michael De Jesus	Interest-Only Bullet Loan – 2nd loan	10.0%	Oct-2026	34,019	34,575
Mercy Sangil	Term Loan – May 2025	10.0%	Mar-2026	34,019	-
Mercy Sangil	Term Loan – May 2024	10.0%	May-2025	-	34,575
Eduardo Roberto Jr.	Shareholder Loan (non-interest bearing)	0.0%	On demand	-	10,027
Subtotal — Banks and Financing Companies				341,069	190,590
Subtotal — Individual and Related Party Lenders				465,852	217,478
Total Loans Payable				806,921	408,068
Current portion				741,917	302,608
Long-term portion				$65,004	$105,460

The following table presents scheduled maturities of all loans payable outstanding as of December 31, 2025:

Year Ending December 31,	Amount
2026	$741,917
2027	65,004
Total	$806,921

The below financing transactions are described in the currency that apply to the underlying loan. The balance of the loans are included in the schedule above, and described in USD. The loans described below were used for working capital, other than as it relates to the auto loan.

Pouch Finance

An unsecured business loan with original principal of PHP 1,000,000 was drawn in December 2024. The loan was repayable in lump sum in January 2025 at a rate of 14% per annum.

A second unsecured loan was received in May 2025 for PHP 3,000,000 with a rate of 14% per annum. The loan was repayable in monthly instalments through November 2025. As of December 31, 2025, the loan was repaid in full.

11

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

First Circle

During the periods presented, the Company entered into various loans with First Circle Growth Finance Corp. (“First Circle”). The loans are unsecured, incur an upfront convenience fee equal to 1.99% of the principal amount, which is deducted from the proceeds at issuance, and are subject to 2% default interest per week, together with continuing interest.

During 2024, the Company entered into three loan agreements with aggregate original principal of approximately PHP 9,423,048. The loans are repayable in equal monthly installments over 12 months and mature between June 2025 and November 2025. The agreements provide for stated monthly interest rates ranging from 1.28% to 1.29% of the original principal amount, equivalent to total contractual interest of approximately 15.5% of the original principal over the 12-month term.

During 2025, the Company entered into three loan agreements with aggregate original principal of approximately PHP 18,414,441. The loans are repayable in monthly installments over periods ranging from 12 to 24 months and mature between May 2026 and August 2027. The agreements provide for stated monthly interest rates ranging from 1.29% to 1.91% of the original principal amount, equivalent to total contractual interest ranging from approximately 15.48% to 44.16% of the original principal over the respective loan terms.

Unamortized discount fees are inconsequential as of December 31, 2025 and 2024. As of December 31, 2025 and 2024, the balance of loans outstanding was $243,163 and $124,027, respectively. The 2024 balance comprised three tranches drawn in June, October and December 2024 on terms substantially similar to those described above (approximately 15.5% per annum), repaid in full during 2025.

China Banking Corporation — Term Loan

In January 2025, we entered into an unsecured promissory note for PHP 4,500,000, bearing interest at 9.0% per annum. The promissory note was repayable in lump sum April 15, 2025. The promissory note was renewed in April 2025 for a term of 288 days maturing January 28, 2026. Principal is repaid in monthly instalments.

China Banking Corp. — Auto Loan.

In 2023, the Company entered into a loan for the purchase of a vehicle totalling PHP 2,784,000. The loan is repayable monthly over three years with an interest rate of 10.8% per annum. The loan is secured by the vehicle, which had a net book value of $45,321 as of December 31, 2025.

Esquire Financing Inc.

In November 2024, the company entered into a loan for PHP 2,000,000 repayable in 24 semi-monthly instalments over a 12-month period, at a rate of 2.75% per month or an effective rate of approximately 33% per annum.

In January, April and October 2025, the company entered into three loans for an aggregate of PHP 5,500,000 repayable in instalments over a 12-month period, at a rate of 2.75% per month or an effective rate of approximately 33% per annum.

Eduardo Roberto Jr.

Advance from a director and stockholder of the Company, bearing interest at 15% per annum and repayable on demand (see Note 11). The balance of $10,027 outstanding at December 31, 2024 was fully repaid during fiscal year 2025.

Berwynson

In February, September, and December 2025, the Company entered into three unsecured loan agreements with Berwynson R. Salazar for aggregate loan amounts totalling $180,000, all of which have maturity dates of one year. Each loan may be prepaid without penalty, and overdue amounts bear a penalty of 1% per month. The loans automatically renew for another one-year term unless either party provides written notice of non-renewal within 30 days of maturity.

The first loan for $100,000 is repayable in two semi-annual payments of PHP 435,000 and the principal balance due at maturity in February 2026. The interest reflects a 15% simple interest. In the event of default, the Company’s Chief Executive Officer shall assume the loan personally and make payment in full, with interest thereon, within three months.

The second loan for $30,000 is repayable in quarterly interest payments of $1,125, or 15% simple interest, to be paid in PHP based on the rate specified in the agreement. The principal amount is due at maturity in September 2026, payable in USD.

The third loan for $50,000 is repayable in quarterly interest payments of $1,875, or 15% simple interest, to be paid in PHP based on the rate specified in the agreement. The principal amount is due at maturity in December 2026, payable in USD.

12

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Jaime Fanlo

During October 2025, the Company entered into an unsecured interest-only loan with a related party for an aggregate of PHP 5,000,000 at 12.5% per annum, interest payable monthly. Principal of the loan is due in a lump sum at maturity in October 2026. Mr. Fanlo is a member of the Company’s board of directors.

William Wayne Jaime,Quesang

During May 2024, the Company entered into two loans for aggregate principal of PHP of 5,000,000 at 16% per annum, with interest paid quarterly and principal due at maturity. The loans mature in May 2026.

Michael De Jesus

During October 2024, the Company entered into two unsecured interest-only loans for an aggregate of PHP 5,000,000 at 10% per annum, interest payable monthly. Principal of each loan were due in a lump sum at maturity in October 2025. The loans were subsequently extended to mature in October 2026.

Mercy Sangil

During May 2024, the Company entered into an unsecured loan with a related party, Mercy Sangil. Per the terms of the loan, the Company received PHP 1,800,000 and was required to pay the lender back within one year a total of PHP 2,000,000. The loan was repaid in full during 2025.

During May 2025, the Company entered into an unsecured loan with a related party. Per the terms of the loan, the Company received PHP 1,800,000 and was required to pay the lender back within one year a total of PHP 2,000,000.

Mercy Sangil, is a relative of the Company's Chief Executive Officer (see Note 11)

Interest expense recognized on loans payable totalled $153,318 and $83,307 for the years ended December 31, 2025 and 2024, respectively, and is included within interest expense in the statement of operations.

7. STOCKHOLDERS’ EQUITY

As of December 31, 2025 and 2024, the Company had 10,000,000 shares of common stock authorized, issued, and outstanding, with a par value of PHP 1.00 per share. Common stock recorded in the balance sheet amounted to $215,054 for both periods, representing the historical USD equivalent of paid-in capital.

During the year ended December 31, 2025, the Company’s Board of Directors declared and paid cash dividends totalling $59,194 to common stockholders. No dividends were declared during the year ended December 31, 2024. The dividends were declared and paid to the Company’s stockholders of record on the respective declaration dates.

As of December 31, 2025 and 2024, all of the Company’s issued and outstanding common stock was held by individual stockholders, and the dividends described above were declared and paid to those stockholders of record. On March 25, 2026, the individual stockholders sold 9,999,995 of the 10,000,000 issued and outstanding shares to Crestview BPO Pte. Ltd. (“Crestview”) under a Deed of Absolute Sale of Shares; the five remaining shares are held by individual nominees for the benefit of Crestview under separate Declarations of Trust, such that Crestview became the beneficial owner of all of the outstanding common stock. Refer to Note 14 for the subsequent acquisition of Crestview and the resulting change in control of the Company.

Accumulated other comprehensive income consists of foreign currency translation adjustments arising from the translation of the Company’s functional currency financial statements into the USD presentation currency.

8. LEASES

The Company leases office space under operating lease arrangements with the lease terms of approximately one to five years. The Company does not have any finance leases. Right-of-use (“ROU”) assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of lease payments.

13

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Operating lease cost is recognized on a straight-line basis over the lease term. The Company has elected the practical expedient not to separate lease and non-lease components for all classes of underlying assets, and not to recognize ROU assets and lease liabilities for short-term leases (term of twelve months or less).

The following table summarizes the supplemental balance sheet information related to leases as of December 31, 2025 and 2024:

	December 31,
	2025	2024
Assets
Operating lease right-of-use assets	$246,656	$354,408

Liabilities
Current: Operating lease liabilities	$129,868	$234,774
Non-current: Operating lease liabilities	101,132	93,393
Total operating lease liabilities	$231,000	$328,167

The components of lease cost recognized in the statements of operations for the years ended December 31, 2025 and 2024 were as follows:

	Year Ended
	December 31,
	2025	2024
Operating lease cost	$104,330	$84,336
Total lease cost	$104,330	$84,336

Other information related to leases as of and for the years ended December 31, 2025 and 2024 was as follows:

	Year Ended
	December 31,
Cash paid for amounts included in the measurement of lease liabilities:	2025	2024
Operating cash flows from operating leases	$97,004	$73,378
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$283,033

The weighted-average remaining lease term was 2.16 years and 3.16 years as of December 31, 2025 and 2024, respectively, and the weighted-average discount rate used in measuring lease liabilities was 8.0% for both years.

14

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

The following table summarizes the maturity of undiscounted cash flows for operating lease liabilities as of December 31, 2025:

Operating
Year ending December 31,	Leases
2026	$115,194
2027	116,816
2028	18,766
Total lease payments	250,776
Less: Imputed interest	(19,776)
Total lease obligations	231,000
Less current lease obligations	(129,868)
Long-term lease obligations	$101,132

9. INCOME TAXES

The Company is subject to income tax in the Republic of the Philippines under the National Internal Revenue Code, as amended. The Company’s provision for income taxes consists primarily of current income tax expense based on taxable income for the period.

The provision for income taxes for the years ended December 31, 2025 and 2024 amounted to $38,779 and $51,962, respectively, comprising current income tax expense of $41,688 and $52,487 and a deferred income tax benefit of $2,909 and $525. The statutory income tax rate applicable to the Company is 25% under the Philippine corporate income tax regime, as amended by the CREATE Act. The Company is also subject to a minimum corporate income tax of 2% of gross income, which is payable when it exceeds the regular corporate income tax. The regular corporate income tax exceeded the minimum corporate income tax in both years, and accordingly the minimum tax was not applicable. The components of the Company’s income tax expense, and a reconciliation of income tax expense computed at the statutory rate to the effective income tax expense, are presented below.

The components of income tax expense are as follows:

	Year Ended
	December 31,
	2025	2024
Current tax expense	$41,688	$52,487
Deferred tax (benefit) expense	(2,909)	(525)
Income tax expense	$38,779	$51,962

A reconciliation between the statutory income tax and the effective income tax follows:

	Years Ended
	December 31,
	2025	%	%	2024
Statutory income tax rate / amount on pre-tax loss	$(34,000)	25.0%	$17,740	25.0%
MCIT in excess of RCIT	-	0.0%	-	0.0%
Effect of US GAAP adjustments not recognised for tax purposes	67,946	-50.0%	34,222	48.2%
Change in valuation allowance on deferred tax assets	4,833	-3.6%	-	0.0%
Effective income tax	$38,779	-28.5%	$51,962	73.2%

15

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Deferred tax assets arise principally from temporary differences related to the allowance for credit losses and retirement benefit obligations, partially offset by a deferred tax liability relating to leases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowance relates primarily to the deferred tax asset for the Company’s unfunded retirement benefit obligation, which becomes deductible for Philippine income tax purposes only when benefits are paid. Because those payments are expected to occur over an extended future period, Philippine tax law permits net operating losses to be carried forward for only three years, and the Company’s operating results have fluctuated between income and losses, management has concluded there is not sufficient positive evidence that taxable income will be available in the periods in which those deductions arise. Accordingly, a valuation allowance of $61,842 and $57,009 has been recognized as of December 31, 2025 and 2024, respectively, against the portion of net deferred tax assets that is not more likely than not to be realized. After the valuation allowance, the Company recognized a net deferred tax asset of $9,201 and $6,461 as of December 31, 2025 and 2024, respectively. The components of the Company’s deferred tax assets and liabilities are presented below.

	December 31,
	2025	2024
Deferred tax assets:
Allowance for doubtful accounts	$4,109	$3,402
Retirement benefit obligation	70,848	66,628
Net operating loss carryforward (NOLCO)	-	-
Deferred tax liabilities:
Lease - net (lease liability less right-of-use asset)	(3,914)	(6,560)
Net deferred tax asset before valuation allowance	71,043	63,470
Valuation allowance	(61,842)	(57,009)
Net deferred tax asset recognized	$9,201	$6,461

The Company files income tax returns in the Philippines. Tax years remain open and subject to examination by the Philippine Bureau of Internal Revenue for periods generally not exceeding three years from the date of filing. There are no material income tax examinations currently in progress.

Cash paid for income taxes amounted to $41,033 and $79,814 for the years ended December 31, 2025 and 2024, respectively. Cash paid differs from the provision because only the current portion of income tax expense passes through income tax payable. Creditable withholding tax was nil as of December 31, 2025 and 2024.

10. EMPLOYEE BENEFITS

The Company provides its regular employees with statutory benefits required under Philippine law, including contributions to the Social Security System (“SSS”), Philippine Health Insurance Corporation (“PhilHealth”), and Home Development Mutual Fund (“Pag-IBIG”), together with 13th-month pay, vacation and sick leave, and health maintenance organization (“HMO”) coverage. The Company does not maintain a stock compensation or formal profit-sharing arrangement. Freelancers and contractors engaged by the Company are compensated on a task- or hourly-rate basis and are not eligible for employee benefits.

Employee benefit expense, which is allocated between cost of revenue and operating expenses based on employee function, consisted of the following:

	December 31,
	2025	2024
Beginning balance	$266,510	$256,961
Service cost	16,882	9,549
Ending balance	$283,392	$266,510

The Company maintains a formal, unfunded, non-contributory defined benefit retirement plan covering substantially all of its regular employees, providing benefits at least equal to those required under Republic Act No. 7641 of the Philippines which entitles employees who retire at age 60 with at least five years of service to one-half month salary — equivalent to approximately 75% of monthly salary — for every year of credited service, and is supplemented by a Voluntary Early Retirement Option (VERO). The VERO allows for an early retirement benefit, under which employees are entitled to 75% of their monthly wage for every year of service, subject to vesting requirements. The obligation is measured using the projected unit credit method consistent with ASC 715-30. As the plan is unfunded, no plan assets exist and the full projected benefit obligation is recognized as a liability.

The retirement benefit obligation recognized in the balance sheet amounted to $283,392 and $266,510 as of December 31, 2025 and 2024, respectively. Net periodic retirement benefit cost recognized in the statements of operations amounted to $16,882 and $9,549 for the years ended December 31, 2025 and 2024, respectively.

16

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

The significant actuarial assumptions used in measuring the retirement benefit obligation were as follows: a discount rate of 6.41% and 6.09% at December 31, 2025 and 2024, respectively; an assumed rate of future compensation increase of 5.0% for both years; and a normal retirement age of 60 with a minimum of five years of credited service. The average remaining service life of covered employees was 26 years and 27 years at December 31, 2025 and 2024, respectively. No employee attrition or withdrawal decrement was applied in measuring the obligation; all covered employees are assumed to remain in service until normal retirement age, which the Company considers a conservative basis of measurement. The discount rate was determined by reference to the yields on Philippine government securities with terms approximating the estimated period over which benefits are expected to be paid. A one-percentage-point change in the discount rate or in the assumed rate of compensation increase would not have a material effect on the retirement benefit obligation recognized as of December 31, 2025.

Reconciliation of Benefit Obligation

	December 31,
	2025	2024
Beginning balance	$266,510	$256,961
Service cost	16,882	9,549
Ending balance	$283,392	$266,510

11. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company enters into transactions with related parties, including affiliates under common control and key management personnel. Outstanding balances with related parties as of December 31, 2025 and 2024 were as follows:

Due from related parties amounted to $810,233 and $898,664 as of December 31, 2025 and 2024, respectively, and represented non-interest-bearing advances to the Company's Chief Executive Officer with no fixed repayment terms. Accordingly, amounts are due on demand. Subsequent to year end, the balance of the loan was formalized as part of the acquisition. The formalized loan calls for a two-year repayment period, paid quarterly, with an option to settle the payment in shares held by the Chief Executive Officer. Such shares are held in escrow pending the settlement of each payment. As of December 31, 2025, there was no discount for realizability due regular payments being made on the balance, and the fact that the loan was to be settled in full through the sale of the Company, for which the terms were not finalized as of December 31, 2025.

During the year ended December 31, 2025, the Company received net repayments from its Chief Executive Officer of $60,771, compared to net advances of $781,782 made to the Chief Executive Officer in the prior year. These amounts are reflected in the due from related parties balance described above.

Due to the Company's Chief Executive Officer amounted to $0 and $27,660 as of December 31, 2025 and 2024, respectively, representing unsecured, non-interest-bearing advances due on demand.

Loans payable to related parties. Included in loans payable (Note 6) are unsecured borrowings extended to the Company by the following related parties: William Wayne Jaime Eduardo R. Fanlo, a member of the Company’s board of directors; Mercy G. Sangil, a relative of the Company’s Chief Executive officer; and Eduardo Roberto Jr., a director and holder of 10.72% of the Company's outstanding common stock

12. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

The Company’s customer base is composed primarily of AI-company customers, and the Company has experienced significant concentrations of revenue and trade receivables among a limited number of customers.

17

FLIPSIDE DIGITAL CONTENT COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

For the years ended December 31, 2025 and 2024, three and four customers, respectively, individually accounted for more than 10% of the Company's revenues, representing in the aggregate approximately 96% and 97% of total revenues. As of December 31, 2025 and 2024, three customers in each year individually accounted for more than 10% of trade accounts receivable, representing in the aggregate approximately 97% and 87% of accounts receivable, net, as reported in the balance sheets. The loss of one or more of these customers would have a negative impact on the Company’s operations.

The Company’s service contracts are denominated in U.S. Dollars and, to a lesser extent, Euros and British Pounds, while the substantial majority of the Company’s operating costs are incurred in Philippine Pesos. Accordingly, the Company is exposed to fluctuations in the exchange rates of these currencies against the Philippine Peso, which may affect the Company’s reported results of operations and cash flows.

13. COMMITMENTS AND CONTINGENCIES

The Company is a lessee under operating lease arrangements for office space. The future minimum lease payments under these arrangements are disclosed in Note 8.

In the ordinary course of business, the Company may be subject to legal proceedings, claims, and assessments. Management is not aware of any pending or threatened litigation that would have a material adverse effect on the Company’s financial position, results of operations, or cash flows as of December 31, 2025.

The Company is also subject to periodic examination by Philippine tax and regulatory authorities. Management believes that any liability that may result from the resolution of any open matters will not be material to the financial statements.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 14, 2026 the date the financial statements were available to be issued.

On March 25, 2026, the Company’s individual stockholders sold their shares of common stock to Crestview BPO Pte. Ltd. (“Crestview”), and Crestview thereby became the parent of the Company. See Note 7.

On April 1, 2026, Nexscient, Inc. (“Nexscient”), a Delaware corporation, completed the acquisition of all of the issued and outstanding equity interests of Crestview pursuant to a Stock Purchase Agreement dated January 13, 2026. As a result of the transaction, the Company became an indirect wholly owned subsidiary of Nexscient, resulting in a change of control of the Company. The transaction did not affect the historical carrying amounts of the Company’s assets and liabilities, which continue to be reported on the Company’s historical cost basis in the accompanying financial statements. Other than as described above, the Company has determined that there are no subsequent events requiring recognition or disclosure in the accompanying financial statements

18